Exhibit 1.01

AudioCodes Ltd.

Conflict Minerals Report

For The Year Ended December 31, 2021

1.	Introduction

This is the Conflict Minerals Report (this “Report”) for AudioCodes Ltd. (herein referred to as “AudioCodes,” the “Company,” “we,” “us” or “our”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1, 2021 to December 31, 2021. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold for the purpose of this assessment.

If a registrant can establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (the “DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in a Covered Country, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

The report presented herein is not audited by an independent private sector auditor in reliance on recent SEC guidance to the effect that the requirement of such an audit has been stayed except if the registrant elects to describe its products as “DRC conflict-free” in its Conflicts Minerals Report.

2.	Company Overview

This Report has been prepared by AudioCodes. The information includes the activities of all of our majority-owned subsidiaries that are required to be consolidated as of the date hereof.

AudioCodes designs, develops and sells advanced Voice over-IP (VoIP) and converged VoIP and data networking solutions, products and applications that facilitate secured, resilient and high quality Unified Communications (UC) and Contact Center (CC) services, whether deployed on-premise or delivered from the cloud. Providing IP Phones, Customer Premise Equipment (CPE), and cloud-based platforms and applications, our solutions and products are geared to meet the growing needs of enterprises and service providers realigning their operations towards the transition to All-IP networks and hosted business services. AudioCodes is a VoIP technology market leader focused on converged VoIP and data communications offering technology, products and solutions for Enterprise Unified Communications, contact centers, service provider business services, mobile VoIP and Cloud virtualized Data Centers. Our products are deployed globally in enterprise, service provider cloud networks. AudioCodes’ products include IP phones, session border controllers (SBC), media gateways, Multi-Service Business Routers (MSBRs), residential gateways, media servers, mobile communications solutions, value added applications, life cycle management solutions and professional services. AudioCodes high definition (HD) VoIP technologies and products provide enhanced intelligibility and a better end user experience in emerging voice communications services.

3.	Products Overview

Our principal hardware product lines are essentially classified into the following categories: session border controllers; media gateways; multi-service business routers; IP phones; cloud connector appliances; survivable branch appliances; call recorders; fax servers; and SOHO routers.

4.	Supply Chain Overview

Because our supply chain is complex, AudioCodes relies upon our suppliers to provide information with respect to the origin of the conflict minerals contained in components and materials supplied to us, including sources of conflict minerals that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide conflict minerals sourcing information to us pursuant to our Conflict Minerals Policy.

We have performed a comprehensive analysis of the components used in our products, and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our conflict minerals due diligence by identifying and contacting our current suppliers that provide components or engage in manufacturing activities that are likely to contain conflict minerals. We adopted the standard Conflict Mineral Reporting Templates (“CMRT”) established by the Conflict Free Sourcing Initiative (the “CFSI”), and sent our conflict minerals due diligence communication survey to these suppliers.

With respect to the Organisation for Economic Cooperation and Development’s (the “OECD”) requirement to strengthen engagement with suppliers, we have engaged a third-party data collection vendor to conduct, collect and archive suppliers’ responses. Feedback from this engagement has allowed us to render the conclusions and statements in this Report.

5.	Reasonable Country of Origin Inquiry (“RCOI”) and RCOI Conclusion

5.1	We conducted an analysis of our products and found that “conflict minerals”, as defined under the Rule (including tin, tantalum, tungsten and gold), can be found in our products and are necessary to the functionality or production of those products. Therefore, we are subject to the reporting obligations of the Rule.

5.2	A list of all the suppliers and manufacturers AudioCodes contracts with to purchase all the items used in constructing its products was prepared by the Purchasing Department. The list was then reviewed and non-relevant suppliers and manufacturers of items which definitely do not contain tin, tantalum, tungsten or gold were deleted. The final list was evaluated by our Purchasing Director and Quality Assurance & Environmental Management Manager.

5.3	Due to the breadth and complexity of AudioCodes’ products and supply chain, it will take time for many of our suppliers to verify the origin of all conflict minerals. However, using our supply chain due diligence processes and efforts, we hope to further develop transparency into our supply chain.

5.4	Steps conducted this year include:

a.	Performing internal applicability assessments of products and suppliers to determine which contain or may contain necessary conflict minerals.

b.	Supplier engagement:

▪	Solicitation of survey responses from relevant suppliers;

▪	Assessment of suppliers’ responses (including identifying inconsistent, incomplete, or inaccurate responses);

▪	Engaging our Purchasing Department to directly contact and press non-responsive suppliers; and

▪	As part of our validation process, we sent training materials to our suppliers, including an overview of the law and instructions on how to complete the Conflict Minerals Reporting Template, if relevant.

c.	As part of our effort to identify smelters and refiners, suppliers were requested to fill CMRT’s template of version 6.01 or above.

5.5	Currently, we do not have sufficient information from our suppliers to determine the country of origin for all the conflict minerals used in our products or the facilities used to process those conflict minerals. Therefore, we cannot exclude the possibility that some of these conflict minerals may have originated in the DRC or an adjoining country and are not from recycled or scrap sources. Based on this result, AudioCodes conducted due diligence activities on the conflict minerals’ source and chain of custody and have described these activities in this Report.

6.	Due Diligence Design

6.1	Our due diligence processes and efforts have been developed in conjunction with the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten.

7.	Due Diligence Performed

7.1	Establish Strong Company Management Systems

7.1.1	Conflict Minerals Policy

AudioCodes is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. Our conflict minerals policy is publicly available on our website at https://www.audiocodes.com/corporate/audiocodes-going-sustainable under the heading "Conflict Minerals Act”.

7.1.2	Internal Team

AudioCodes has established a task force with representatives from our Legal, Finance, Purchasing and Quality departments to implement our conflict minerals compliance policy. Senior management is briefed about the results of our due diligence efforts on a regular basis.

7.1.3	Control Systems

AudioCodes has established our due diligence compliance process and set forth documentation and record maintenance mechanisms to ensure the retention of relevant documentation in a structured electronic database. Database content enables real-time identification of all countries of origin of the minerals as well as the smelters/refiners status. Since our databases are continuously backed up, this data retention assures availability with no time limitation.

AudioCodes’ level CMRT are amended on a monthly basis, as our sub-contractor collects new and/or corrected suppliers’ reports. AudioCodes makes its latest company level CMRT available to its customers upon request.

7.1.4	Supplier Engagement

AudioCodes’ Requirements from AudioCodes’ Suppliers Process Specification (P-08-03E) includes a paragraph detailing our mandatory requirement to comply with the Rule and to strictly follow the framework established by the OECD. This Process Specification is referenced in each Purchase Order issued to our suppliers, and is also available on AudioCodes’ website.

7.1.5	Grievance Mechanism

Grievance mechanism & reporting are defined in our Conflict Minerals Policy.

7.2	Identify and Assess Risk in the Supply Chain

7.2.1	As part of our risk based approach, AudioCodes identified the suppliers from which it made purchases over a specified amount during 2021. While trying to move towards the goal of being a conflict minerals free company, we assessed two primary risks in our supply chain: (1) the risk of not receiving on time accurate information from the supplier; and (2) the risk of not being able to replace a supplier. The result was the segmentation of the suppliers into three levels of risks (high, medium and low) allowing the Company to focus its risk mitigation efforts according to the supplier’s level of risk.

7.2.2	Our Purchasing Department was engaged to urge and push reluctant suppliers and to focus our escalation efforts, with priority to the high-risk suppliers.

7.2.3	To the best of our efforts, we have identified most of the smelters/refineries in our supply chain.

7.3	Design and Implement Strategy to Respond to Risks

7.3.1	Suppliers are requested to supply their conflict minerals compliance declarations using the CMRT template. Such declarations are reviewed by AudioCodes (or its assigned sub-contractor) and verified for completeness and inconsistency.

7.3.2	Any declaration determined to be inconsistent or missing data is returned to the supplier to correct and complete.

7.3.3	We also track smelters/refiners that have not received a conflict-free designation based on the CFSI/CFSP or other independent third-party validation program, and compare smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation.

7.3.4	A ‘red flags’ analysis on the topics listed below were defined to better identify suspicious behavior and activities:

a.	Data completion;

b.	Locations of mineral origin; and

c.	Existence of Company Policy.

7.3.5	An escalation process was documented and implemented, which defines how to handle non-responsive and problematic suppliers. The process defines the conditions under which Purchasing should consider suspending or discontinuing engagement with such suppliers.

7.3.6	Our VP Operations was informed of the risk analysis efforts and results, as well as of the actions taken in response.

7.4	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Point in the Supply Chain

7.4.1	AudioCodes does not have a direct relationship with smelters and refiners of conflict minerals, nor do we perform direct audits of these entities that provide our supply chain with conflict minerals. However, we do rely upon the industry efforts and tools (for example, the CFSI CMRT) in our evaluations.

7.5	Report Annually on Supply Chain Due Diligence

7.5.1	AudioCodes’ CMRT is amended on a monthly basis and is available to all requestors. Our annual Conflict Minerals Report is downloadable from AudioCodes’ website, at https://www.audiocodes.com/corporate/audiocodes-going-sustainable under the heading “Conflict Minerals Act”, and filed with the SEC on Form SD.

8.	Results of Assessments

8.1	Survey Responses

8.1.1	Because of our size, the breadth and complexity of our products, and constant changes to our supply chain, it is difficult to identify entities downstream from our direct suppliers. We are relying on our direct suppliers to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

8.1.2	Despite receiving responses from suppliers listing smelter or refiner names in their supply chain, a few suppliers were unable to accurately report which specific smelters were part of the supply chain of the components that were sold to AudioCodes in 2021. Therefore, we are not able to definitively determine the facilities that processed the conflict minerals in such products at this time.

8.1.3	We received responses from 100% of the suppliers we surveyed. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the template. We are working directly with these suppliers to have them provide revised responses.

8.1.4	Most CMRTs were reported at the company level (see table below):

Declaration Scopes of Delivered Consolidated Manufacturers
Reported at company level	64%
Reported user defined	16%
Reported product list/product	20%

8.1.5	As of today, the responses received from our suppliers can be further categorized as in the table below. CMRTs with major issues are CMRTs with significant incompleteness, inaccuracy, or contradictory information. For example, tantalum, tin, gold, or tungsten was declared used but no smelters were entered for these metals.

Consolidated Manufacturers Sub-Collection Status
MFRs delivered satisfactory CMRT	99%
MFRs delivered CMRT with major issues	1%
MFRs whose CMRT was escalated*	0%
MFRs still in process	0%
*	MFR with at least one or multiple escalations (no major issues). Escalated by the subcontractor to AudioCodes to supply better/correct contact information, to contact the manufacturer directly or otherwise, due to manufacturer’s poor responsiveness.

8.1.6	The smelters analysis of those above responsive manufacturers is provided below. The list of smelters is set forth in Appendix A attached to this Report. The list of mines’ countries of origin is set forth in Appendix B attached to this Report.

Smelters Analysis
With certification
Certified smelters - CFSP/RJC/LBMA/DMCC (a)	64%
Non-certified smelters - CFSP/RJC/LBMA/DMCC (a)	36%
Legitimacy of smelters (out of the total number of smelters analyzed)
Number of alleged smelters- FSI/RJC/LBMA/DMCC/DOC/APPLE/INTEL/GS (a)	93%
Unknown smelters	7%
(a)	Initials of credible sources for conflict minerals information (organizations or company names).

8.1.7	Based on the information obtained through the due diligence process, AudioCodes does not have sufficient information as of the date hereof to determine the country of origin of all the conflict minerals contained in our products.

8.1.8	The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to AudioCodes. We are, therefore, unable to definitively determine at this time whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us, or to validate that any of these smelters or refiners are actually in our supply chain.

8.1.9	We do not gather information from our suppliers on a continuous, real-time basis.

8.1.10	The Company can only provide reasonable, but not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals, given that the information is obtained from direct and secondary suppliers, and independent third-party audit programs.

8.2	Efforts to Determine Country of Origin of Mine or Conflict Minerals

8.2.1	Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting a methodology based on the OECD Guidelines and the CFSI CMRT, we have determined that the information we gathered from the smelters and refiners in our supply chain represents the most reasonable known mine of origin information available to us.

9.	Continuous Improvement Efforts to Mitigate Risks

9.1	AudioCodes will continue working with its global supply chain to ensure responsible sourcing and assure compliance with international regulations.

9.2	AudioCodes will strengthen communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys.

9.3	AudioCodes will analysis its data base and sort out all non-active parts, to focus on an accurate suppliers’ data base.

10.	Cautionary Statement Concerning Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may”, “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by U.S. federal securities laws.

Appendix A: Smelters list

1. GOLD

Metal	Smelter Name	Country
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO

Metal	Smelter Name	Country
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY

Metal	Smelter Name	Country
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF

Metal	Smelter Name	Country
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Metal	Smelter Name	Country
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	Safina a.s.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong gold smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Metal	Smelter Name	Country
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

2. TANTALUM

Metal	Smelter Name	Country
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Meta Materials	NORTH MACEDONIA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Metal	Smelter Name	Country
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

3. TIN

Metal	Smelter Name	Country
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Metal	Smelter Name	Country
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA

Metal	Smelter Name	Country
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

4. TUNGSTEN

Metal	Smelter Name	Country
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN

Metal	Smelter Name	Country
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Appendix B: Mines Country of Origin list

Angola	Malaysia
Argentina	Mexico
Australia	Mongolia
Austria	Morocco
Belgium	Mozambique
Belitung Island	Myanmar
Bolivia	Namibia
Brazil	Nigeria
Burundi	Peru
Cambodia	Philippines
Canada	Poland
Czech Republic	Portugal
Chile	Republic of Kazakhstan
China	Russia
Colombia	Rwanda
Congo	Saudi Arabia
Ecuador	Sierra Leone
Estonia	Singapore
Ethiopia	South Africa
France	South Korea
Germany	Spain
Ghana	Sweden
Guyana	Switzerland
Hungary	Taiwan
Hong Kong	Thailand
India	The Kyrgyz Republic (KYRGYZSTAN)
Indonesia	Turkey
Italy	Uganda
Japan	United Kingdom
Katanga	United States of America
Kazakhstan	Uzbekistan
Laos	Vietnam
Luxembourg	Zimbabwe